Filed Pursuant to Rule 424(b)(3)
File Number 333-169119

Synthetic Convertible Product Supplement to the Prospectus dated August 31, 2010, and the Prospectus Supplement dated May 27, 2011

BARCLAYS BANK PLC

Global MEDIUM-TERM NOTES, SERIES A

Performance Linked To the Value of a Common Stock, a Stock Index,

an Exchange Traded Fund, a Basket of Common Stocks or a Basket of Stock Indices

The following terms will generally apply to certain notes that Barclays Bank PLC will sell from time to time using this product supplement (the “synthetic convertible product supplement”) and the accompanying prospectus supplement dated May 27, 2011 relating to Barclays Bank PLC’s Global Medium-Term Notes, Series A (the “prospectus supplement”) and the accompanying prospectus dated August 31, 2010 (the “base prospectus”). Barclays Bank PLC will include information on the specific terms for each series of notes in a pricing supplement to this synthetic convertible product supplement that Barclays Bank PLC will deliver to prospective buyers of the notes.

Securities offered: Notes of Barclays Bank PLC (a “note” and, in the aggregate, the “notes”).

Reference equity: The return on the notes will be linked to a common stock, a stock index, an exchange traded fund, a basket of common stocks or a basket of stock indices, as specified in the relevant pricing supplement. As used in this synthetic convertible product supplement, the term “common stock” includes other types of equity securities, including American Depositary Shares.

Basket: In respect of any notes that are linked to a basket of common stocks or a basket of stock indices, the basket will be composed of the common stocks or stock indices, as the case may be, as specified in the relevant pricing supplement.

Principal amount: As specified in the relevant pricing supplement.

Inception date: As specified in the relevant pricing supplement.

Issue date: As specified in the relevant pricing supplement.

Stated maturity date: As specified in the relevant pricing supplement, subject to postponement if the applicable valuation date is postponed.

Interest: Barclays Bank PLC will pay you interest, if any, on the dates and at the rate per year specified in the relevant pricing supplement.

Valuation date: Unless otherwise specified in the relevant pricing supplement, the third business day prior to the stated maturity date or, in the case of redemption, the date on which the notice of redemption is mailed or, in the case of repurchase, the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, in each case subject to postponement if a market disruption event occurs or if such day is not a scheduled trading day. We refer to the third business day prior to the stated maturity date as the “final valuation date”.

Determination period: As specified in the relevant pricing supplement.

Denominations: $1,000 and whole multiples of $1,000.

Ranking: Uncollateralized debt obligations of Barclays Bank PLC.

Payment at maturity: At maturity, Barclays Bank PLC will pay to you, per $1,000 note, in addition to any accrued but unpaid interest up to but excluding the stated maturity date, an amount equal to the greater of:

(1)	$1,000; and

(2)	the alternative redemption amount.

As a result, you will only receive the alternative redemption amount, in addition to any accrued but unpaid interest up to but excluding the stated maturity date, if the settlement value is greater than the threshold value.

Alternative redemption amount: The alternative redemption amount per $1,000 note will equal $1,000 multiplied by a ratio determined by dividing the settlement value on the applicable valuation date by the threshold value.

You can calculate the alternative redemption amount using the following formula:

$1,000	x	settlement value
threshold value

Settlement value: The settlement value at maturity or upon redemption or repurchase will generally be based on the closing price or the volume-weighted average price (“VWAP”) of the common stock, the closing level of the stock index, the closing price or the VWAP of the exchange traded fund or the closing level of the basket, as the case may be, on the applicable valuation date. The settlement value may be adjusted under certain circumstances, as described herein.

Threshold value: As specified in the relevant pricing supplement.

Redemption: On or after the date specified in the relevant pricing supplement, Barclays Bank PLC may redeem, on not less than 30 calendar days’ (or such other period specified in the relevant pricing supplement) prior written notice, each $1,000 note that is part of the series at a price equal to the greater of $1,000 and the alternative redemption amount calculated using the settlement value on the applicable valuation date, plus any accrued but unpaid interest up to but excluding the redemption date.

Repurchase option: On any business day during the repurchase request period, you may instruct Barclays Bank PLC to repurchase each $1,000 note that is part of the series at a price equal to the alternative redemption amount calculated using the settlement value on the applicable valuation date, plus any accrued but unpaid interest up to but excluding the repurchase date.

Repurchase request period: The repurchase request period shall commence on the date specified in the relevant pricing supplement and shall terminate on the earlier of (a) the date on which the notice of redemption is mailed or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date.

Stock settlement: In the case of notes whose performance is linked to a common stock, the relevant pricing supplement will specify whether Barclays Bank PLC has the option of paying the amount due at maturity or upon repurchase (but not upon redemption) in shares of the common stock (and any other equity securities used in the calculation of the settlement value) or whether the holder of a note has the option of electing stock settlement at maturity or upon repurchase.

Other terms: You should review “Description of the Notes” and the relevant pricing supplement for other terms that apply to your notes. If any information in the relevant pricing supplement is inconsistent with this synthetic convertible product supplement, the prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement.

Investing in the notes involves risks. Risk Factors begin on page PR-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this synthetic convertible product supplement or any accompanying prospectus supplement or base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Synthetic Convertible Product Supplement dated

May 27, 2011

Cover Page, continued:

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to purchase the notes as our agent. We may also sell notes to any agent as principal at prices to be agreed upon at the time of sale. The agents may resell any notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this synthetic convertible product supplement, the prospectus supplement and the base prospectus in connection with offers and sales of the notes in market-making.

Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

PRODUCT SUPPLEMENT

SUMMARY INFORMATION—Q&A	PR-1
RISK FACTORS	PR-7
DESCRIPTION OF THE NOTES	PR-18
COMMON STOCK INFORMATION	PR-29
INDEX INFORMATION	PR-30
EXCHANGE TRADED FUND INFORMATION	PR-31
CLEARANCE AND SETTLEMENT	PR-32
USE OF PROCEEDS AND HEDGING	PR-33
SUPPLEMENTAL TAX CONSIDERATIONS	PR-35

PROSPECTUS SUPPLEMENT
SUMMARY	S-1
RISK FACTORS	S-6
DESCRIPTION OF MEDIUM-TERM NOTES	S-32
TERMS OF THE NOTES	S-38
INTEREST MECHANICS	S-45
CERTAIN FEATURES OF THE NOTES	S-48
DESCRIPTION OF UNIVERSAL WARRANTS	S-57
TERMS OF THE WARRANTS	S-62
CERTAIN FEATURES OF THE WARRANTS	S-66
REFERENCE ASSETS	S-72
CLEARANCE AND SETTLEMENT	S-114
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-120
PLAN OF DISTRIBUTION	S-122
USE OF PROCEEDS AND HEDGING	S-131
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-132
VALIDITY OF SECURITIES	S-147

PROSPECTUS
FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	72
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

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SUMMARY INFORMATION—Q&A

This summary highlights selected information from this synthetic convertible product supplement, the prospectus supplement and the base prospectus to help you understand the notes. You should carefully read this synthetic convertible product supplement, the prospectus supplement, the base prospectus and the relevant pricing supplement to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page PR-7 to determine whether an investment in the notes is appropriate for you.

In this synthetic convertible product supplement, references to the “base prospectus” mean the accompanying prospectus dated August 31, 2010, and references to the “prospectus supplement” mean the accompanying prospectus supplement dated May 27, 2011. References to the “relevant pricing supplement” mean the pricing supplement that describes the specific terms of the series of the notes that you purchase.

What are the notes?

The notes will be a series of uncollateralized debt obligations of Barclays Bank PLC (“Barclays Bank PLC”) whose value will be tied to the performance of a common stock, a stock index, an exchange traded fund, a basket of common stocks or a basket of stock indices. See “Common Stock Information”, “Index Information” and “Exchange Traded Fund Information”. The notes will rank equally with all other unsecured debt of Barclays Bank PLC, except subordinated debt, and will mature on the date specified in the relevant pricing supplement, unless the final valuation date is postponed.

What payments will I receive on the notes before maturity?

The interest rate, if any, the interest payment dates and the related record dates will be specified in the relevant pricing supplement. If any interest payment date is not a business day, you will receive payment on the following business day unless that day falls in the next calendar month, in which case payment will be made on the first preceding day which is a business day.

What will I receive if I hold the notes until the stated maturity date?

Barclays Bank PLC has designed this type of note for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in a possible increase in the market price of the common stock, the level of the stock index, the market price of the exchange traded fund or the level of the basket, as the case may be. At maturity, subject to our credit risk, Barclays Bank PLC will pay you, per $1,000 note, in addition to any accrued but unpaid interest up to but excluding the stated maturity date, an amount equal to the greater of:

•	$1,000; and

•	the alternative redemption amount calculated using the settlement value on the final valuation date.

Any payment to be made on the notes, including payment of any principal amount at maturity, depends on our ability to satisfy our obligations as they become due and is not guaranteed by any third party. In the event that we were to default on our obligations, you may not receive any amounts owed to you under the terms of your notes.

The amount due at maturity may be paid in shares of the common stock, as described below under “—What is the stock settlement option?”. Unless Barclays Bank PLC or the holder of the notes, as applicable, elects the stock settlement option, Barclays Bank PLC will pay the amount due on the stated maturity date in cash. As a result, if you hold the notes until maturity, you will not receive less than the price at which the notes are initially being sold to the public; provided, that in the case of notes whose performance is linked to a common stock, you may, under certain circumstances, receive less than the price at which the notes are initially being sold to the public if Barclays Bank PLC pays the amount due at maturity in shares of the common stock. If stock settlement is an option, the relevant pricing supplement will also specify whether Barclays Bank PLC has the option to settle the notes at maturity with shares of the common stock (and any other equity security included in the calculation of the settlement value), or whether the holders of the notes have the option of electing stock settlement at maturity.

The payment on the stated maturity date may be postponed if the final valuation date is postponed, as described below under “Description of the Notes—Settlement value”. Unless otherwise specified in the relevant pricing supplement, the final valuation date for purposes of the payment on the stated maturity date is the third business day prior to the stated maturity date.

How does the redemption feature work?

Barclays Bank PLC may redeem, on not less than 30 calendar days’ (or such other period specified in the relevant pricing supplement) prior written notice, all or part of a series of notes on one or more occasions on or after the date specified in the relevant pricing supplement at a redemption price per $1,000 note equal to the greater of:

•	$1,000; and

•	the alternative redemption amount, calculated using the settlement value on the applicable valuation date,

plus any accrued but unpaid interest up to but excluding the redemption date. The redemption date will be specified in the applicable notice of redemption.

As a result, if Barclays Bank PLC redeems your notes, you will not receive less than the principal amount. Unless otherwise specified in the relevant pricing supplement, Barclays Bank PLC will pay the amount due on the redemption date in cash.

Unless otherwise specified in the relevant pricing supplement, the applicable valuation date for purposes of the payment on the redemption date is the date on which the notice of redemption is mailed. The payment on the redemption date may be postponed if the applicable valuation date is postponed, as described below under “Description of the Notes—Settlement value”.

How can you require Barclays Bank PLC to repurchase your notes?

On any business day during the repurchase request period, you may instruct Barclays Bank PLC to repurchase all or part of your notes at a price per $1,000 note equal to the alternative redemption amount, calculated using the settlement value on the applicable valuation date, plus any accrued but unpaid interest up to but excluding the repurchase date, by e-mailing Barclays Bank PLC before 4:00 p.m. New York time at us.syndicate.ops@barcap.com. The repurchase date will be the eighth business day following the business day on which Barclays Bank PLC receives your e-mail, unless payment is postponed because the applicable valuation date is postponed.

The repurchase request period shall commence on the date specified in the relevant pricing supplement and shall terminate on the earlier of (a) the date on which the notice of redemption is mailed or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date.

If Barclays Bank PLC repurchases your notes at your request, the amount you receive may be greater or less than $1,000 per $1,000 note. In addition, in the case of notes whose performance is linked to a common stock, you may, under certain circumstances, receive less than you would otherwise receive if Barclays Bank PLC pays the amount due upon repurchase in shares of the common stock, as the case may be, as described below under “—What is the stock settlement option?”.

Unless otherwise specified in the relevant pricing supplement, the applicable valuation date for purposes of payment on the repurchase date is the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date. The payment of the repurchase price may be postponed if the applicable valuation date is postponed, as described below under “Description of the Notes—Settlement value”.

How will the alternative redemption amount be calculated?

The alternative redemption amount per $1,000 note will be calculated by the following formula:

$1,000	x	settlement value
threshold value

This formula accounts for the fact that the settlement value must be greater than the threshold value for you to receive any amount above $1,000 (excluding any accrued but unpaid interest) per $1,000 note and the portion of any increase that you will receive if the settlement value is greater than the threshold value. The threshold value will be specified in the relevant pricing supplement.

The settlement value at maturity or upon redemption or repurchase will generally be based on the closing price or the volume-weighted average price (“VWAP”) of the common stock, the closing level of the stock index, the closing price or the VWAP of the exchange traded fund or the closing level of the basket, as the case may be, on the applicable valuation date; provided that if the calculation agent determines that a market disruption event has occurred on any such day or if such day is not a scheduled trading day, the applicable valuation date will be postponed and the settlement value will, subject to certain limitations, be based on the closing price or the VWAP of the common stock, the closing level of the stock index, the closing price or the VWAP of the exchange traded fund or the closing level of the basket, as the case may be, on the next succeeding scheduled trading day on which no market disruption event occurs.

Any such postponement of the applicable valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the applicable valuation date is postponed. For notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, the settlement value will also include any other equity securities or any cash received by a holder of the common stock, a holder of shares of the exchange traded fund or a holder of the relevant common stock in the basket, as the case may be, as a result of transactions, events or occurrences as described below. See “Description of the Notes—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value” for details. For notes whose performance is linked to a stock index or a basket of stock indices, the closing level of a relevant index may be adjusted in limited circumstances. See “Description of the Notes—Discontinuance of one or more relevant indices; Alteration of method of calculation” for details.

The relevant pricing supplement will contain examples of how the alternative redemption amount will be calculated.

How is the settlement value calculated?

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock or an exchange traded fund, the settlement value will be equal to the product of a specified multiplier times the closing price or the VWAP of the common stock or the exchange traded fund, as the case may be.

Unless indicated otherwise in the relevant pricing supplement, for the notes whose performance is linked to a stock index, a basket of common stocks or a basket of stock indices, the settlement value will be equal to the closing level of the relevant stock index or basket, as the case may be.

The “closing price” of a common stock (including any common stock included in a basket of common stocks), an exchange traded fund or any other equity security included in the calculation of the settlement value, on any scheduled trading day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a securities exchange, then the closing price of the security will be determined using the average execution price per share that an affiliate of Barclays Bank PLC pays or receives upon the purchase or sale of the security used to hedge Barclays Bank PLC’s obligations under the notes.

The “volume-weighted average price”, or the “VWAP”, of a common stock (including any common stock included in a basket of common stocks), an exchange traded fund or any other equity security included in the calculation of the settlement value, on any scheduled trading day, means the price as calculated by Bloomberg L.P. and displayed on the Bloomberg page (or any successor page) specified in, and for the time period specified in, the relevant pricing supplement; provided that if on any applicable valuation date, Bloomberg does not calculate and report the VWAP on such valuation date, the calculation agent shall calculate the VWAP on such valuation date.

The “closing level” of a stock index (including any stock index included in a basket of stock indices) on any scheduled trading day means the closing level of the index on that day, as reported by the publisher of such index or as determined by the calculation agent under the circumstances described below under “Description of the Notes—Discontinuance of one or more relevant indices; Alteration of method of calculation”, on such day.

The “closing level” of a basket of common stocks on any scheduled trading day will be determined by the calculation agent and will equal the sum of the products of the closing price or the VWAP, as applicable, of each common stock included in the basket, its respective multiplier and its respective common stock weight. The “common stock weight” for each common stock in a basket will be specified in the relevant pricing supplement.

The “closing level” of a basket of stock indices on any scheduled trading day will be determined by the calculation agent and will equal the sum of the products of the closing level of each stock index included in the basket and its respective stock index weight. The “stock index weight” for each stock index in a basket will be specified in the relevant pricing supplement.

Please see “Description of the Notes—Settlement value—Certain defined terms” for additional definitions relevant to your notes.

What is the value of the multiplier?

If applicable, the initial value of the multiplier will be specified in the relevant pricing supplement and will be subject to adjustment. See “Description of the Notes—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”.

What changes will be made to the settlement value?

For notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, changes will be made to the settlement value if the issuer of the relevant common stock (including any common stock included in a basket of common stocks) or exchange traded fund, as the case may be, or other issuers whose securities are included in the calculation of the settlement value, engage in certain transactions and to reflect certain events affecting such securities, such as stock splits, stock dividends and similar occurrences. See “Description of the Notes—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”.

How will I be able to find the settlement value?

You may e-mail Barclays Bank PLC at us.syndicate.ops@barcap.com to obtain the settlement value and, in the case of notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, the number of shares and other equity securities included in the calculation of the settlement value per $1,000 note, calculated as if the settlement value were being determined on that date.

What is the stock settlement option?

The relevant pricing supplement will specify whether and under what circumstances stock settlement at maturity or upon repurchase will be available.

In the case of notes whose performance is linked to a common stock, unless otherwise specified in the relevant pricing supplement, if and to the extent stock settlement is available, Barclays Bank PLC may, as applicable, (a) pay the amount due at maturity, subject to the following paragraph, by delivering to you, for each $1,000 principal amount of notes, a number of shares of the common stock having a value on the final valuation date equal to the greater of $1,000 and the alternative redemption amount, plus a payment in cash of any accrued but unpaid interest up to but excluding the stated maturity date, or (b) pay the amount due upon repurchase, subject to the following paragraph, by delivering to you, for each $1,000 principal amount of notes, a number of shares of the common stock having a value on the applicable valuation date equal to the alternative redemption amount, plus a payment in cash of any accrued but unpaid interest up to but excluding the repurchase date.

Upon the occurrence of certain events, or if the common stock issuer is involved in certain transactions, the number of shares of the common stock to be delivered may be adjusted and Barclays Bank PLC may, at its option, deliver, in lieu of or in addition to the common stock, cash and any other equity securities included in the calculation of the settlement value, all as described under “Description of the Notes—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”.

If the calculations above result in fractional shares, Barclays Bank PLC will pay cash to you in an amount equal to the value of the fractional shares based upon the closing price or the VWAP, as applicable, of the common stock or such other equity securities on the applicable valuation date.

Because the settlement value will ordinarily be determined prior to the stated maturity date or the repurchase date, if the notes are settled with stock at maturity or upon repurchase, the effect to holders will be as if the notes matured or were repurchased prior to the stated maturity date or repurchase date, as the case may be. Thus, the value of the shares of the common stock and any other equity securities and cash that you receive at maturity or upon repurchase may be more or less than the amount you would have received had the notes not been stock settled as a result of fluctuations in the value of these securities during the period between the applicable valuation date and the stated maturity date or repurchase date. Consequently, it is possible that the aggregate value of the securities and cash that you receive at maturity or upon repurchase may be less than the amount you would have received had there not been stock settlement.

If Barclays Bank PLC determines that it is prohibited from delivering shares of the common stock or other equity securities, or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due at maturity or upon repurchase in cash.

Are there any risks associated with my investment?

Yes, the notes will be subject to a number of risks. See “Risk Factors” beginning on page PR-7.

What about taxes?

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required accrue interest on a current basis in respect of the notes over their term based on the comparable yield and projected payment schedule for the notes and pay tax accordingly, even though these amounts may exceed the rate at which periodic interest, if any, is actually paid on the notes. This comparable yield and projected payment schedule are determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be taxed as ordinary income. If you are a secondary purchaser of the notes, the tax consequences to you may be different.

For further discussion, see “Supplemental Tax Considerations” below.

What is the role of Barclays Capital Inc.?

Unless indicated otherwise in the relevant pricing supplement, Barclays Capital Inc., an affiliate of Barclays Bank PLC, will be an agent for the offering and sale of the notes.

After the initial offering of each series of notes, Barclays Capital Inc. intends to buy and sell the notes to create a secondary market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, Barclays Capital Inc. will not be obligated to engage in any of these market activities or to continue them once they are begun.

What is the role of Barclays Bank PLC?

Initially, Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount you will receive on the notes, whether adjustments should be made to the settlement values or multipliers, which alterations should be made to the method of calculation of a discontinued index or its successor index and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Barclays Bank PLC and you. See “Risk Factors”, “Description of the Notes—Payment at maturity”, “—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”, “—Discontinuance of an exchange traded fund”, “—Discontinuance of one or more relevant indices; Alteration of method of calculation” and “—Market disruption events”.

The calculation agent will exercise its judgment when performing its functions. Since determinations by the calculation agent may affect the market value of the notes as well as the amount you receive upon the redemption, repurchase or maturity of the notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

In what form will the notes be issued?

The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. Except in very limited circumstances, you will not receive a certificate for your notes.

Will the notes be listed on a stock exchange?

The notes may be listed on a stock exchange. If a series of notes is listed on a stock exchange, the relevant pricing supplement will identify the exchange and the trading symbol of the series. You should be aware that that the listing of the notes on a stock exchange will not necessarily ensure that a liquid trading market will be available for the notes.

RISK FACTORS

You should carefully consider the risk factors provided below as well as the other information contained in this synthetic convertible product supplement, the prospectus supplement, the base prospectus, any relevant pricing supplement and the documents incorporated in these documents by reference. As described in more detail below, the trading price of the notes may vary considerably before the stated maturity date due, among other things, to fluctuations in the price of any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, and any other equity securities included in the calculation of the settlement value and other events that are difficult to predict and beyond Barclays Bank PLC’s control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

The notes will be different from conventional debt securities of Barclays Bank PLC in several ways.

The yield may be lower than the yield on a conventional debt security of comparable maturity. The amount Barclays Bank PLC pays you at maturity may be less than the return you could earn on other investments. Because the amount you receive at maturity may only equal the principal amount, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate debt security of Barclays Bank PLC. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

If the alternative redemption amount is less than or equal to $1,000 per $1,000 note on the applicable valuation date, you will receive only the principal amount of the note at maturity or upon redemption and you will receive only the alternative redemption amount upon repurchase, plus in each case, any accrued but unpaid interest. This will be true even if, at some other time during the life of the notes, the price of the common stock, the level of the stock index, the price of the exchange traded fund or the level of the basket, as the case may be, exceeds the threshold value, because the settlement value on the applicable valuation date must be greater than the threshold value before the alternative redemption amount becomes greater than $1,000 per $1,000 note.

The principal amount of your investment will not be protected if you exercise your right to have Barclays Bank PLC repurchase your notes. If you choose to exercise your right to have Barclays Bank PLC repurchase your notes and the settlement value on the applicable valuation date is less than the threshold value, you will receive less than $1,000 (excluding any accrued but unpaid interest) per $1,000 note. The principal amount of your investment is only protected, subject to our credit risk, if you hold your notes to the stated maturity date or if Barclays Bank PLC redeems your notes.

The interest rate paid on the notes may be significantly less than interest paid on a conventional debt security. Your note may bear interest at a rate below the prevailing market rate for debt securities of Barclays Bank PLC that are not indexed to a common stock, a stock index, an exchange traded fund, a basket of common stocks or a basket of stock indices. However, because the notes will be classified as contingent payment debt instruments, you may be required to include interest in income currently in excess of the stated interest payments actually made to you during your ownership of the notes, subject to potential adjustments. See “Supplemental Tax Considerations” below.

Your return on the notes could be less than if you owned the common stock, the common stocks underlying the stock index, shares of the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in the basket of common stocks or the common stocks underlying the stock indices included in the basket of stock indices, as the case may be.

Your return will not reflect dividends on any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, or other equity securities included in the calculation of the settlement value, as the case may be, except under limited circumstances. Your return on the notes will also not reflect the return you would realize if you actually owned the relevant shares (or any other equity securities included in the calculation of the settlement value), and received the dividends paid on such shares. This is because the calculation agent will calculate the amount payable to you by reference to the prices of these shares (and any other equity securities), without taking into consideration the value of dividends paid on those securities (although in the case of notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, the multipliers for such shares may, under certain circumstances, be adjusted to reflect changes in the dividends paid on such shares).

Your return may not be adjusted for changes in currency exchange rates. The notes are denominated in U.S. dollars. If any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, are traded in foreign currencies, the amount payable on the stated maturity date, redemption date or repurchase date, as the case may be, may not be adjusted for the currency exchange rates in effect on that stated maturity date, redemption date or repurchase date. If the amount payable on the stated maturity date, redemption date or repurchase date, as the case may be, is not adjusted for the currency exchange rates in effect on that stated maturity date, redemption date or repurchase date, any amount in addition to the principal amount of each note payable to you on that stated maturity date, redemption date or repurchase date will be based solely upon the percentage increase in the price of the common stock, the level of the stock index, the price of the exchange traded fund or the level of the basket, as the case may be. In addition, changes in exchange rates may reflect changes in various non-U.S. economies, which in turn may adversely affect the price of the common stock, the level of the stock index, the price of the exchange traded fund or the level of the basket, as the case may be, and the value of the notes.

In the case of notes for which stock settlement at maturity or upon repurchase is provided, your return on the notes could be less than if there had not been stock settlement.

If the notes are settled with stock at maturity or upon repurchase, then because the settlement value will ordinarily be determined prior to the stated maturity date or the repurchase date, as the case may be, the effect to holders will be as if the notes matured or were repurchased prior to the stated maturity date or repurchase date, as the case may be. Thus, the value of the shares of the common stock, and any other equity securities and cash that you receive at maturity or upon repurchase may, as a result of fluctuations in the value of these securities during the period between the applicable valuation date and the stated maturity date or repurchase date, as the case may be, be more or less than the amount you would have received had the notes not been stock settled. Consequently it is possible that the aggregate value of the securities and cash that you receive at maturity or upon repurchase, as the case may be, may be less than the amount you would have received had there not been stock settlement. See “Description of the Notes—Stock settlement”.

Postponement of the applicable valuation date may result in a reduced amount payable at maturity or upon redemption or repurchase, as the case may be.

As the payment at maturity or upon redemption or repurchase, as the case may be, is a function of, among other things, the closing price or the VWAP of the common stock, the closing level of the stock index, the closing price or the VWAP of the exchange traded fund or the closing level of the basket of common stocks or basket of stock indices, as the case may be, the postponement of the applicable valuation date may result in the application of a different closing price, VWAP or closing level, as applicable, and, accordingly, decrease the payment you receive at maturity or upon redemption or repurchase, as the case may be.

Historical prices of any common stock (including any common stock included in a basket of common stocks), levels of any stock index (including any stock index included in a basket of stock indices) or prices of the exchange traded fund, as the case may be, should not be taken as indications of the settlement value during the term of the notes.

The trading prices of the common stock, the common stocks underlying the stock index, the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in the basket of common stocks or the common stocks underlying the stock indices included in the basket of stock indices, as the case may be, and other equity securities included in the calculation of the settlement value, and any cash included in the calculation of the settlement value, will determine the amount payable at maturity or upon redemption or repurchase, as the case may be. You should realize, however, that past performance is not necessarily indicative of how any such common stock, any such stock index, any such exchange traded fund or the notes will perform in the future. Trading prices of these shares and other equity securities potentially included in the calculation of the settlement value will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which these securities are traded and the prices of these securities themselves.

The notes may not be actively traded.

The notes of a particular series are likely not to be listed on any securities exchange. Even if they are listed on a securities exchange, there may be little or no secondary market for the notes and even if there is a secondary market, it may not provide significant liquidity.

Barclays Capital Inc. currently intends to act as a market maker for each series of notes, but it is not required to do so. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the notes.

Certain built-in costs are likely to adversely affect the value of the notes in the secondary market prior to maturity, redemption or repurchase, as the case may be.

The resale value of your notes may be reduced by the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the principal amount of your notes, and any sale prior to the maturity date, redemption or repurchase, as the case may be, could result in a substantial loss to you. The notes are not designed to be short-term trading instruments.

The value of the notes will be affected by numerous factors, some of which are related in complex ways.

The value of the notes in the secondary market will be affected by supply and demand of the notes, the price of the common stock, the level of the stock index, the price of the exchange traded fund, the prices of the common stocks included in the basket of common stocks or the levels of the stock indices included in the basket of stock indices, as the case may be, at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes prior to maturity, redemption or repurchase, as the case may be, may be at a discount, which could be substantial, from the price at which the notes are initially sold to the public if the price of the common stock, the level of the stock index, the price of the exchange traded fund, the prices of the common stocks included in the basket of common stocks or the levels of the stock indices included in the basket of stock indices, at that time is or are, as the case may be, less than, equal to, or not sufficiently above their respective threshold values. You will not participate in the appreciation of the common stock, the stock index, the exchange traded fund, the basket of common stocks or the basket of stock indices, as the case may be, unless the settlement value is greater than the threshold value. A change in a specific factor could impact the market value of the notes, assuming all other conditions remain constant.

Barclays Bank PLC expects that the market value of the notes will depend substantially on the amount, if any, by which the price of the common stock, the level of the stock index, the price of the exchange traded fund, the prices of the common stocks included in the basket of common stocks or the levels of the stock indices included in the basket of stock indices, as the case may be, at any given point in time exceeds the threshold value. Other factors that may affect the market value of the notes include:

Future expectations. If you decide to sell your notes when the price of the common stock, the level of the stock index, the price of the exchange traded fund, the level of the basket of common stocks or the level of the basket of stock indices, as the case may be, exceeds its respective threshold value, you may nonetheless receive substantially less than the amount that would be payable on the stated maturity date based on that settlement value because of expectations that such settlement value will continue to fluctuate until the alternative redemption amount is determined on the final valuation date.

Political developments. Political, economic, regulatory, judicial and other developments that affect any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), any exchange traded fund or the common stocks underlying any exchange traded fund, as the case may be (and any other equity securities included in the calculation of the settlement value), may affect the settlement value and, thus, the value of the notes

Redemption feature. Barclays Bank PLC’s ability to redeem the notes prior to the stated maturity date is likely to limit the secondary market price at which the notes will trade. In addition, if Barclays Bank PLC exercises its right to redeem the notes, the payment you receive may be less than the payment that you would have otherwise been entitled to receive either at maturity or prior to maturity upon repurchase at your election, and you may not be able to reinvest any amounts received on the redemption date in a comparable investment. Barclays Bank PLC’s right to redeem the notes may also adversely impact your ability to sell your notes, and/or the price at which you may be able to sell your notes, following the election by Barclays Bank PLC to redeem the notes.

Interest rates. The trading value of the notes will be affected by changes in interest rates. In general, if U.S. or foreign interest rates increase, the trading value of the notes may be adversely affected.

Barclays Bank PLC’s credit ratings, financial condition and results. Actual or anticipated changes in Barclays Bank PLC’s credit ratings, financial condition or results may affect the market value of the notes.

Volatility of a common stock (including any common stock included in a basket of common stocks), the common stocks underlying a stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of a common stock (including any common stock included in a basket of common stocks), the common stocks underlying a stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, increases or decreases, the trading value of the notes may be adversely affected. Barclays Bank PLC is unable to predict the effect of these events on the future level or volatility of a common stock (including any common stock included in a basket of common stocks), the common stocks underlying a stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be.

Volatility of currency exchange rates. Any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, may be denominated in a foreign currency. A foreign exchange spot rate measures the relative values of the particular currency in which such securities are denominated and the U.S. dollar. This exchange rate increases when the U.S. dollar appreciates relative to the particular currency in which such securities are denominated and decreases when the U.S. dollar depreciates relative to such currency. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the exchange rate between the U.S. dollar and any of the foreign currencies in which such securities are denominated changes, the trading value of the notes may be adversely affected.

Correlation between currency exchange rates and the common stock, the common stocks underlying the stock index, the shares of the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in the basket of common stocks or the common stocks underlying the stock indices included in the basket of stock indices. Correlation is used in this case to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and each of the foreign currencies in which any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, may be denominated and the percentage changes in the market value of the common stock, the common stocks underlying such stock index, the shares of such exchange traded fund or the common stocks underlying such exchange traded fund, as the case may be. If the correlation between (a) the exchange rate of the U.S. dollar and any of the foreign currencies in which such common stock, the common stocks underlying such stock index, the shares of such exchange traded fund or the common stocks underlying such exchange traded fund is denominated and (b) the price or prices of the corresponding common stock, common stocks underlying such stock index, shares of such exchange traded fund or common stocks underlying such exchange traded fund changes, the trading value of the notes may be adversely affected.

Merger and acquisition transactions. Any common stock (including any common stock included in a basket of common stocks), one or more of the common stocks underlying any stock index (including any stock index included in a basket of stock indices) or one or more of the common stocks underlying the exchange traded fund, as the case may be (or any other equity securities included in the calculation of the settlement value) may be affected by mergers and acquisitions, which can contribute to volatility of these securities. Additionally, as a result of a merger or acquisition, such common stock or other equity securities may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the securities they replaced.

Time remaining to maturity. The value of the notes may be affected by the time remaining to maturity. As the time remaining to the maturity of the notes decreases, the trading value of the notes may be adversely affected.

Dividend yields. If dividend yield on any common stock (including any common stock included in a basket of common stocks), the common stocks underlying any stock index (including any stock index included in a basket of stock indices), the shares of the exchange traded fund or the common stocks underlying the exchange traded fund, as the case may be, (or any other equity securities included in the calculation of the settlement value) increases or decreases, but such increase or decrease is not reflected in the trading value of the relevant shares, the value of the notes may be adversely affected because the settlement value does not incorporate the change in dividend yield (although in the case of notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, the multipliers for the common stocks or shares of the exchange traded fund may be adjusted to reflect changes in the dividends paid on such stocks or shares).

Economic conditions and earnings performance of the issuer(s) of the common stock, the common stocks underlying the stock index, the common stocks underlying the exchange traded fund, the common stocks included in a basket of common stocks or the common stocks underlying the stock indices included in a basket of stock indices, as the case may be (and any other companies whose securities are included in the calculation of the settlement value). General economic conditions and earnings results of these issuers (and any other companies whose equity securities are included in the calculation of the settlement value) and real or anticipated changes in those conditions or results may affect the market value of the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the price of any common stock (including any common stock included in a basket of common stocks), the level of any stock index (including any stock index included in a basket of stock indices), the price of the exchange traded fund or the price of the common stocks underlying the exchange traded fund. In general, assuming all relevant factors are held constant, the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes.

For notes whose performance is linked to a stock index or a basket of stock indices, adjustments to such stock index or any stock index included in a basket of stock indices could adversely affect the value of the notes.

The policies of the publishers of a stock index concerning additions, deletions and substitutions of the stocks underlying such stock index, and the manner in which the publishers take account of certain changes affecting the underlying stocks may affect the level of such stock index. The policies of the publishers with respect to the calculation of a stock index could also affect the level of such stock index. The publishers may discontinue or suspend calculation or dissemination of a stock index or materially alter the methodology by which they calculate such index. Any such actions could affect the value of the notes. See “Description of the Notes—Discontinuance of one or more relevant indices; Alteration of method of calculation”.

For notes whose performance is linked to an exchange traded fund, the correlation between the performance of such exchange traded fund and the performance of the underlying index may be imperfect.

For notes linked to the performance of an exchange traded fund, the performance of such exchange traded fund is linked principally to the performance of an underlying index. However, the performance of such exchange traded fund is also generally linked in part to shares of other exchange traded funds because exchange traded funds generally invest a specified percentage, e.g., 10% of their assets, in such shares. In addition, while the performance of an exchange traded fund is linked principally to the performance of such exchange traded fund’s underlying index, exchange traded funds generally invest in a representative sample of stocks underlying the underlying index and generally do not hold all or substantially all of the common stocks underlying the underlying index. Finally, the performance of an exchange traded fund and that of such exchange traded fund’s underlying index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the common stocks underlying an exchange traded fund and the common stocks underlying such exchange traded fund’s underlying index; the performance of the shares of other exchange traded funds, if applicable; rounding of prices; changes to the underlying index; and changes to regulatory policies, may cause the performance of an exchange traded fund to differ from the performance of such exchange traded fund’s underlying index. In addition, because shares of an exchange traded fund are traded on exchanges and are subject to market supply and investor demand, the market value of one share of such exchange traded fund may differ from its net asset value per share; shares of such exchange traded fund may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on an exchange traded fund may correlate imperfectly with the return on such exchange traded fund’s underlying index over the same period. For more information, see “Exchange Traded Fund Information” below.

For notes whose performance is linked to an exchange traded fund, the policies of the investment advisor for such exchange traded fund and changes that affect the underlying index could adversely affect the value of the notes.

The policies of the investment advisor for the relevant exchange traded fund concerning the calculation of such exchange traded fund’s net asset value, additions, deletions or substitutions of securities in such exchange traded fund and the manner in which changes affecting the underlying index are reflected in such exchange traded fund could affect the market price of shares of such exchange traded fund and, therefore, the amount payable on your note on the stated maturity date or upon redemption or repurchase, as the case may be, and the trading value of your note before that date. The amount payable on your note and its trading value could also be affected if the relevant exchange traded fund’s investment advisor changes these policies, for example, by changing the manner in which it calculates such exchange traded fund’s net asset value, or if such exchange traded fund’s investment advisor discontinues or suspends calculation or publication of such exchange traded fund’s net asset value, in which case it may become difficult to determine the market value of your note. If events such as these occur or if the closing price or the VWAP, as the case may be, of shares of the relevant exchange traded fund is not available on the applicable valuation date, the calculation agent may determine the closing price or the VWAP of such exchange traded fund on the applicable valuation date and thus the amount payable on the stated maturity date in a manner it considers appropriate, in its sole discretion.

For notes whose performance is linked to a basket of common stocks or a basket of stock indices, changes in the price of one or more of the common stocks or level of one or more of the stock indices, as the case may be, comprising the basket may offset each other.

Price movements in the common stocks or changes in the levels of the stock indices, as the case may be, comprising a basket may not correlate with each other. At a time when the price of one or more of the common stocks or level of one or more of the stock indices, as the case may be, included in the relevant basket increases, the price of one or more of the other common stocks or stock indices, as the case may be, included in the relevant basket may not increase as much or may even decline in value. Therefore, in calculating the closing level of the relevant basket on the applicable valuation date, increases in the price of one or more of the common stocks or level of one or more of the stock indices, as the case may be, included in relevant basket may be moderated, or wholly offset, by lesser increases or declines in the price of one or more of the other common stocks or level of one or more of the other stock indices, as the case may be, included in the relevant basket. Past performance is not necessarily indicative of how the common stocks or stock indices, as the case may be, will perform in the future. In addition, there can be no assurance that the closing level of the relevant basket will be higher than the threshold level of such basket so that you will receive at maturity or upon redemption or repurchase an amount in excess of the price at which the notes are initially being sold to the public.

For notes whose performance is linked to a stock index, an exchange traded fund, a basket of common stocks or a basket of stock indices, in which the common stocks included in or underlying such index, exchange traded fund or basket are all part of the same industry, such common stocks are not necessarily representative of that industry.

The performance of such a stock index, such an exchange traded fund or any common stock or stock index included in such a basket may not correlate with the performance of the entire industry. The stock index, exchange traded fund or any common stock or stock index included in such a basket may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the common stocks included in or underlying the stock index, the exchange traded fund or basket may engage in new lines of business or cease to be involved in the particular industry. Subject to adjustments to multipliers and to securities included in the basket for specific corporate events relating to a particular issuer, the basket may be a static basket, and the common stocks included in or underlying the stock index, exchange traded fund or basket may not vary even if one or more of the issuers are no longer involved in the particular industry.

For notes whose performance is linked to a stock index, an exchange traded fund, a basket of common stocks or a basket of stock indices in which the common stocks included in or underlying the stock index, exchange traded fund or basket are all part of the same sector, there are risks associated with a sector investment.

The performance of notes linked to the performance of such a stock index, exchange traded fund or basket is dependent upon the performance of issuers in a particular sector of the economy. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this particular sector than an investment linked to a more broadly diversified group of issuers.

For notes whose performance is linked to a stock index, an exchange traded fund, a basket of common stocks or a basket of stock indices, in which the common stocks included in or underlying the stock index, exchange traded fund or basket are all part of the same industry, industry consolidation and other corporate events may alter the composition of the stock index, exchange traded fund or basket, as the case may be.

If the issuer of a common stock included in or underlying the stock index, exchange traded fund or basket is acquired in a stock-for-stock transaction, the common stock of the acquiring company may assume that common stock’s place in the stock index, exchange traded fund or basket, including if the common stock of the acquiror is already in the index, exchange traded fund or basket. Consequently, consolidation among issuers of the common stock included in or underlying the stock index, exchange traded fund or basket may result in an increased weighting for the surviving company. For the effect of consolidation transactions and other reorganization events with respect to the common stocks included in the basket on the multipliers and the basket, see “Description of the Notes—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”.

Barclays Bank PLC cannot control actions by a common stock issuer, including an issuer of common stocks that are included in, or underlie the stock indices included in, a stock index, an exchange traded fund or a basket, as the case may be (or any other companies whose equity securities are included in the calculation of the settlement value).

Actions by these issuers (or any other companies whose equity securities are included in the calculation of the settlement value) may have an adverse effect on the price of a common stock, including the common stocks underlying any stock index or any exchange traded fund, any common stocks included in a basket of common stocks, any common stocks underlying the stock indices included in a basket of stock indices or other equity securities that are included in the calculation of the settlement value and the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take Barclays Bank PLC’s or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of the notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

For notes whose performance is linked to a stock index or a basket of stock indices, Barclays Bank PLC and its affiliates generally do not have any affiliation with the publisher of the stock index or any of the stock indices included in a basket and are not responsible for their public disclosure of information.

Each publisher of a stock index or stock index included in a basket provides and services such stock index. Barclays Bank PLC and its affiliates generally are not affiliated with the publishers of such indices in any way (except for licensing arrangements) and have no ability to control or predict their actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the calculation of the stock index or any stock index included in a basket. Except in cases where Barclays Bank PLC or an affiliate is the publisher of the stock index or one or more stock indices included in a basket, the publishers of the stock index or any stock index included in a basket are not involved in this offering of notes in any way.

The publishers of the stock index or any stock index included in a basket (including where Barclays Bank PLC or an affiliate is the publisher) have no obligation to consider your interests as an owner of the notes in taking any actions in relation to that stock index that might affect the value of your notes.

Neither Barclays Bank PLC nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the stock index or any of the stock indices included in a basket or the publishers of such indices (except to the extent that Barclays Bank PLC or an affiliate is the publisher) contained in any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the stock index or any stock indices included in a basket and the publishers of such indices.

For notes whose performance is linked to an exchange traded fund, Barclays Bank PLC and its affiliates generally do not have any affiliation with the investment advisor and are not responsible for their public disclosure of information.

Each investment advisor of an exchange traded fund advises such exchange traded fund. Unless otherwise specified in the relevant pricing supplement, Barclays Bank PLC and its affiliates generally are not affiliated with the investment advisors of such exchange traded funds in any way (except for licensing arrangements) and have no ability to control or predict their actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the exchange traded fund. Except in cases where an affiliate of Barclays Bank PLC is the investment advisor of the exchange traded fund, the investment advisor is not involved in this offering of notes in any way.

The investment advisor of such exchange traded fund (including where an affiliate of Barclays Bank PLC is the investment advisor of such exchange traded fund) has no obligation to consider your interests as an owner of the notes in taking any actions in relation to that exchange traded fund that might affect the value of your notes.

Neither Barclays Bank PLC nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the exchange traded fund or the investment advisor of such exchange traded fund (except to the extent that an affiliate of Barclays Bank PLC is the investment advisor and only with respect to such exchange traded fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the notes, should make your own investigation into the exchange traded fund and the investment advisor.

If the common stock is a security issued by a foreign company, or one or more common stocks included in or underlying the stock index, the exchange traded fund or the basket, are securities issued by foreign companies, an investment in the notes is subject to risks associated with foreign securities markets.

Foreign securities markets may be more volatile than U.S. securities markets, and market developments may affect a foreign market differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volume in those markets. Also, there is generally less publicly available information about foreign companies that are not subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in different respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

If the common stock, or any common stock included in or underlying the stock index, the exchange traded fund or the basket, is a security issued by a foreign company, the time difference between the cities where such securities trade and New York City may create discrepancies in trading prices.

As a result of the time difference between the cities where the common stock, or any common stock included in or underlying the stock index, the exchange traded fund or the basket, as the case may be, trade and New York City (where the notes may trade), there may be discrepancies between the price of the common stock or such common stocks and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the price of the common stock, or any common stock included in or underlying the stock index, the exchange traded fund or the basket, as the case may be, remains unchanged for several trading days in New York City.

You have no shareholder rights.

Investing in the notes is not equivalent to investing in the common stock, the common stocks underlying the stock index, the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in the basket of common stocks or the common stocks underlying the stock indices included in the basket of stock indices (or any other equity securities included in the calculation of the settlement value), as the case may be. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions (although in the case of notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, the multipliers for such shares may, under certain circumstances, be adjusted to reflect changes in the dividends paid on such shares) or any other rights with respect to any common stock (including any common stock included in a basket of common stocks), the common stocks that make up any stock index (including any stock index included in a basket of stock indices), the shares of any exchange traded fund or the shares of common stock underlying any exchange traded fund or any other equity securities included in the calculation of the settlement value, as the case may be.

Our Business Activities May Create Conflicts of Interest.

We and our affiliates may engage in trading activities related to any common stock (including any common stock underlying or included in the stock index, the exchange traded fund, a basket of common stocks or a basket of stock indices), any stock index (including any stock index included in a basket of stock indices) or any exchange traded fund that are not for the account of holders of notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the notes and the interest that we and our affiliates will have in our proprietary accounts, in facilitating transactions for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of any such common stock, stock index, exchange traded fund or instruments related to any of the foregoing, could be adverse to the interests of holders of the notes.

In addition, we and our affiliates may have published and may in the future publish research reports with respect to any common stock (including any common stock underlying or included in the stock index, the exchange traded fund, a basket of common stocks or a basket of stock indices), any stock index (including any stock index included in a basket of stock indices), any exchange traded fund or instruments related to any of the foregoing. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. The research should not be viewed as a recommendation or endorsement of the notes in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect prevailing prices of any such common stock, stock index, exchange traded fund or instruments related to any of the foregoing and, therefore, the market value of the notes. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the notes into consideration at any time.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

Initially, Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount you will receive on the notes, whether adjustments should be made to the settlement values or multipliers, which alterations should made to the method of calculation of a discontinued index or its successor index and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Barclays Capital Inc. and you. See “Description of the Notes—Determination of alternative redemption amount,” “—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”, “—Discontinuance of an exchange traded fund”, “—Discontinuance of one or more relevant indices; Alteration of method of calculation” and “—Market disruption events.”

The calculation agent will exercise its judgment when performing its functions. Since determinations by the calculation agent may affect the market value of the notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

Purchases and sales of the common stock, the common stocks underlying or included in the stock index or the exchange traded fund, or the common stock included in, or underlying the stock indices or included in, the baskets, as the case may be (or any other equity securities included in the calculation of the settlement value) by Barclays Bank PLC and its affiliates could affect the prices of these common stocks, shares or securities, or those other equity securities or the settlement value.

Barclays Bank PLC and its affiliates, including Barclays Capital Inc., may from time to time buy or sell the common stock, the common stocks underlying or included in the stock index or the exchange traded fund, or the common stock included in, or underlying the stock indices included in, the basket of common stocks or stock indices, as the case may be, or other equity securities or derivative instruments related to these common stocks, shares or securities (or any other equity securities included in the calculation of the settlement value), for their own accounts in connection with their normal business practices or in connection with hedging of Barclays Bank PLC’s obligations under the notes. These transactions could affect the prices of these common stocks, shares or securities or those other equity securities in a way that could adversely affect the value of the notes. See “Use of Proceeds and Hedging”.

U.S. taxpayers will be required to pay taxes on the notes each year and any gain recognized will be ordinary income.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Accordingly, if you are a U.S. individual or taxable entity, you generally will be required to accrue interest on a current basis in respect of the notes over their term based on the comparable yield and projected payment schedule for the notes, even though these amounts may exceed the rate at which periodic interest, if any, is actually paid on the notes. This comparable yield and projected payment schedule are determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be ordinary income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

For further discussion, see “Supplemental Tax Considerations” below.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth in the base prospectus and the description of the general terms and provisions of the Global Medium-Term Notes, Series A, set forth in the prospectus supplement. If any information in this synthetic convertible product supplement is inconsistent with the prospectus supplement or the base prospectus, you should rely on this synthetic convertible product supplement.

The pricing supplement for each series of notes will contain the specific information and terms for that series. If any information in the relevant pricing supplement is inconsistent with this synthetic convertible product supplement, the prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in the base prospectus, the prospectus supplement and this synthetic convertible product supplement. It is important for you to consider the information contained in the base prospectus, the prospectus supplement, this synthetic convertible product supplement and the relevant pricing supplement in making your investment decision.

General

The notes are to be issued as a series of debt securities under the senior indenture, which is more fully described in the base prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the sections entitled “Description of Medium-Term Notes” and “Terms of the Notes” in the prospectus supplement and the section entitled “Description of Debt Securities” in the base prospectus.

The notes are “Senior Debt Securities” as described in the base prospectus. The Bank of New York Mellon is trustee under the senior indenture.

Barclays Bank PLC may initially issue up to the aggregate principal amount of notes of any series set forth on the cover page of the relevant pricing supplement (or if the pricing supplement indicates that an over-allotment option has been granted, up to that amount plus the amount of the option). Barclays Bank PLC may, without the consent of the holders of the notes of that series, create and issue additional notes ranking equally with the notes of that series and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes of a series can be issued if an event of default has occurred with respect to the notes of that series.

The notes will be issued in denominations of $1,000 and whole multiples of $1,000.

Common stock, common stock issuer, stock index, exchange traded fund and basket

In this synthetic convertible product supplement, when we refer to the common stock, we mean the common stock of the issuer specified in the relevant pricing supplement, and when we refer to the common stock issuer, we refer to that issuer. When we refer to the stock index or exchange traded fund, we refer to the stock index or exchange traded fund specified in the relevant pricing supplement. When we refer to the basket, we refer to the basket of common stocks or basket of stock indices specified in the relevant pricing supplement.

Interest

The relevant pricing supplement will specify the interest rate, if any, that will apply to the notes, the interest payment dates and the related record dates. Interest will be calculated based upon the principal amount of the notes and will accrue from and including the original issue date of the notes to but excluding the stated maturity date (in the case of payment on maturity), to but excluding the redemption date (in the case of redemption) or to but excluding the repurchase date (in the case of repurchase). If the stated maturity date, redemption date or repurchase date, as applicable, is postponed due to a market disruption event or otherwise, interest will continue to accrue during the period from the stated maturity date, redemption date or repurchase date, as the case may be, to but excluding the date the notes are paid. Barclays Bank PLC will pay interest to the person in whose name a note is registered at the close of business on the record date indicated in the pricing supplement. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any interest payment date is not a business day, you will receive payment on the following business day unless that day falls in the next calendar month, in which case payment will be made on the first preceding day which is a business day.

Payment at maturity

The notes will mature on the date specified in the relevant pricing supplement unless postponed because the valuation date is postponed; see “—Determination of alternative redemption amount” and “—Settlement value” below. Unless your notes have been previously redeemed by Barclays Bank PLC or you instruct Barclays Bank PLC to repurchase the notes, you will be entitled to receive per $1,000 note, at maturity, the greater of:

•	$1,000; and

•	the alternative redemption amount, as described below,

plus any accrued but unpaid interest up to but excluding the stated maturity date.

Unless Barclays Bank PLC or the holder of the notes, as applicable, elects the stock settlement option, Barclays Bank PLC will pay the amount due on the stated maturity date in cash. If stock settlement is an option, the relevant pricing supplement will also specify whether Barclays Bank PLC has the option to settle the notes at maturity with shares of the common stock (and any other equity security included in the calculation of the settlement value), or whether the holders of the notes have the option of electing stock settlement at maturity. If the alternative redemption amount per $1,000 note is less than or equal to $1,000, you will be entitled to receive $1,000, plus any accrued but unpaid interest up to but excluding the stated maturity date per $1,000 note at maturity; provided that in the case of notes whose performance is linked to a common stock, you may, under certain circumstances, receive less than the principal amount if Barclays Bank PLC pays the amount due at maturity in shares of the common stock, as described below under “—Stock settlement”.

The payment on the stated maturity date may be postponed if the final valuation date is postponed, as described below under “—Settlement value”. Unless otherwise specified in the relevant pricing supplement, the final valuation date for purposes of the payment on the stated maturity date is the third business day prior to the stated maturity date.

Early redemption of notes at the option of Barclays Bank PLC

On or after the date specified in the relevant pricing supplement, Barclays Bank PLC may redeem, on not less than 30 calendar days’ (or such other period specified in the relevant pricing supplement) prior written notice, all or part of the notes of a particular series on one or more occasions, at a redemption price per $1,000 note equal to the greater of:

•	$1,000; and

•	the alternative redemption amount as described below,

plus any accrued but unpaid interest up to but excluding the redemption date. The redemption date will be specified in the applicable notice of redemption.

Unless otherwise specified in the relevant pricing supplement, Barclays Bank PLC will pay the amount due on the redemption date in cash. If the alternative redemption amount per $1,000 note is less than or equal to $1,000, you will be entitled to receive $1,000, plus any accrued but unpaid interest up to but excluding the redemption date, per $1,000 note upon redemption.

Unless otherwise specified in the relevant pricing supplement, the applicable valuation date for purposes of the payment on the redemption date is the date on which the notice of redemption is mailed. The payment on the redemption date may be postponed if the applicable valuation date is postponed, as described below under “—Settlement value”.

Your option to require Barclays Bank PLC to repurchase the notes prior to maturity

On any business day during the repurchase request period, you may instruct Barclays Bank PLC to repurchase all or part of your notes at a price per $1,000 note equal to the alternative redemption amount, as described below, plus any accrued but unpaid interest up to but excluding the repurchase date by e-mailing Barclays Bank PLC before 4:00 p.m. New York time at us.syndicate.ops@barcap.com. The repurchase date will be the eighth business day following the business day on which Barclays Bank PLC receives your e-mail, unless payment is postponed because the applicable valuation date is postponed. See “—Determination of alternative redemption amount” and “—Settlement value” below.

The repurchase request period shall commence on the date specified in the relevant pricing supplement and shall terminate on the earlier of (a) the date on which the notice of redemption is mailed or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date.

If Barclays Bank PLC repurchases your notes at your request for cash, the amount you receive per $1,000 note may be greater or less than $1,000. In addition, in the case of notes whose performance is linked to a common stock, you may, under certain circumstances, receive less than you would otherwise receive if Barclays Bank PLC pays the amount due upon repurchase in shares of the common stock, as described below under “—Stock settlement”.

Unless otherwise specified in the relevant pricing supplement, the applicable valuation date for purposes of payment on the repurchase date is the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date. The payment of the repurchase price may be postponed if the applicable valuation date is postponed.

Your election to require Barclays Bank PLC to repurchase a note will be irrevocable. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by Barclays Bank PLC, whose determination will be final and binding.

Determination of alternative redemption amount

The alternative redemption amount per $1,000 note will be determined by the calculation agent by the following formula:

$1,000	x	settlement value
threshold value

This formula accounts for the fact that the settlement value must be greater than the threshold value for you to receive any amount above the principal amount of $1,000 (excluding any accrued but unpaid interest) per $1,000 note and the portion of any increase you will receive if the settlement value is greater than the threshold value. The threshold value will be specified in the relevant pricing supplement.

Settlement value

Unless otherwise specified in the relevant pricing supplement, the settlement value will generally be based on the closing price or the volume-weighted average price (“VWAP”) of the common stock, the closing level of the stock index, the closing price or the VWAP of the exchange traded fund or the closing level of the basket, as the case may be, on the applicable valuation date; provided that if the calculation agent determines that a market disruption event has occurred on any such day or if such day is not a scheduled trading day, the applicable valuation date will be postponed, and the settlement value will, subject to certain limitations, be based on the closing price or the VWAP of the common stock, the closing level of the stock index, the closing price or the VWAP of the exchange traded fund, the closing level of the basket of common stocks or the closing level of the basket of stock indices, as the case may be, on the next succeeding scheduled trading day on which no market disruption event occurs.

Any such postponement of the applicable valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the applicable valuation date is postponed. If applicable, the settlement value will also include any other equity securities or any cash received by a holder of the common stock, the exchange traded fund or the relevant common stock included in a basket of common stocks, as the case may be, as a result of transactions, events or occurrences as described below. See “—Market disruption events” and “—Adjustments to multipliers and to securities included in the calculation of the settlement value” for more information.

Calculation of the settlement value

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock or an exchange traded fund, the settlement value will be equal to the product of a specified multiplier times the closing price or the VWAP of the common stock or the exchange traded fund, as the case may be.

Unless indicated otherwise in the relevant pricing supplement, for the notes whose performance is linked to a stock index, a basket of common stocks or a basket of stock indices, the settlement value will be equal to the closing level of the relevant stock index or basket, as the case may be.

Multipliers

If applicable, the initial value of the multiplier will be specified in the relevant pricing supplement and will be subject to adjustment. See “—Adjustments to multipliers and to securities included in the calculation of the settlement value”.

Certain defined terms

The “closing price” of a common stock (including any common stock included in a basket of common stocks), an exchange traded fund or any other equity security included in the calculation of the settlement value, on any scheduled trading day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a securities exchange, then the closing price of the security will be determined using the average execution price per share that an affiliate of Barclays Bank PLC pays or receives upon the purchase or sale of the security used to hedge Barclays Bank PLC’s obligations under the notes.

The “volume-weighted average price”, or the “VWAP”, of a common stock (including any common stock included in a basket of common stocks), an exchange traded fund or any other equity security included in the calculation of the settlement value, on any scheduled trading day, means the price as calculated by Bloomberg L.P. and displayed on the Bloomberg page (or any successor page) specified in, and for the time period specified in, the relevant pricing supplement; provided that if on any applicable valuation date, Bloomberg does not calculate and report the VWAP on such valuation date, the calculation agent shall calculate the VWAP on such valuation date.

The “closing level” of a stock index (including any stock index included in a basket of stock indices) on any scheduled trading day means the closing level of the index on that day, as reported by the publisher of such index or as determined by the calculation agent under the circumstances described below under “—Discontinuance of one or more relevant indices; Alteration of method of calculation”, on such day.

The “closing level” of a basket of common stocks on any scheduled trading day will be determined by the calculation agent and will equal the sum of the products of the closing price or the VWAP, as applicable, of each common stock included in the basket, its respective multiplier and its respective common stock weight. The “common stock weight” for each common stock in a basket will be specified in the relevant pricing supplement.

The “closing level” of a basket of stock indices on any scheduled trading day will be determined by the calculation agent and will equal the sum of the products of the closing level of each stock index included in the basket and its respective stock index weight. The “stock index weight” for each stock index in a basket will be specified in the relevant pricing supplement.

The “relevant exchange” for any security means the primary U.S. exchange, quotation system, including any bulletin board service, or market on which that security is traded, or in case the security is not listed or quoted in the United States, the primary exchange, quotation system or market for the security.

“Scheduled trading day” means (a) in the case of any common stock (including any common stock included in a basket of common stocks), any exchange traded fund or any other equity security included in the calculation of the settlement value, any day on which the relevant exchange for such security is scheduled to be open for trading for its regular trading session and (b) in the case of a stock index (including any stock index included in a basket of stock indices), any day on which such index is published by its publisher or otherwise determined by the calculation agent as described in “—Discontinuance of one or more relevant indices; Alteration of method of calculation”.

“Business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Adjustments to multipliers and to securities included in the calculation of the settlement value

The multiplier for any security included in the calculation of the settlement value will determine the number of those securities included in the calculation of the settlement value. The initial multiplier for any common stock (including any common stock included in a basket of common stocks) or exchange traded fund will be 1.0, unless otherwise specified in the relevant pricing supplement.

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock, an exchange traded fund or a basket of common stocks, adjustments to multipliers and to equity securities included in the calculation of the settlement value will be made by adjusting the multipliers then in effect for the securities, by adding new securities or cash and/or by removing current securities in the circumstances described in the accompanying prospectus supplement under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds”.

For example, if a common stock is subject to a stock split or reverse stock split, once the split has become effective, the multiplier relating to that common stock will be adjusted. The multiplier will be adjusted to equal the product of (1) the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split, and (2) the prior multiplier.

In addition, if a common stock is subject to an extraordinary stock dividend or extraordinary stock distribution in common stock that is given equally to all holders of shares, then once the common stock is trading ex-dividend, the multiplier will be increased by the product of (1) the number of shares issued with respect to one share, and (2) the prior multiplier.

For a discussion of adjustments that may be made in the event of a merger or consolidation of an issuer of a common stock, please see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Reorganization Events” and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Adjustments for Reorganization Events” in the accompanying prospectus supplement.

Please also see the discussion under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Additional Adjustment Events” in the accompanying prospectus supplement for a description of adjustments that may be made under certain additional circumstances described therein.

Adjustments to multipliers in the case of a dividend adjustment

In addition to the foregoing adjustments, the multiplier for any security included in the calculation of the settlement value will, unless otherwise specified in the relevant pricing supplement, also be adjusted in the manner described below if one of the following adjustments occurs:

1.	If the base dividend (as defined below) is equal to zero and an eligible ex-dividend date (as defined below) occurs, the multiplier shall be adjusted, effective at the close of business on the scheduled trading day immediately preceding such eligible ex-dividend date, so that the new multiplier equals the product of the then current multiplier and:

current price
(current price – actual dividend)

2.	If the base dividend is greater than zero, with respect to each expected ex-dividend date (as defined below), to the extent that no eligible ex-dividend dates occur during the adjustment period (as defined below) for such expected ex-dividend date, the multiplier shall be adjusted, effective at the close of business on the last scheduled trading day of such adjustment period, so that the new multiplier equals the product of the then current multiplier and:

current price
(current price + base dividend)

3.	If the base dividend is greater than zero, and an eligible ex-dividend date occurs during the adjustment period for an expected ex-dividend date, to the extent that the actual dividend (as defined below) corresponding to such eligible ex-dividend date differs from the base dividend, the multiplier shall be adjusted, effective at the close of business on the scheduled trading day immediately preceding such eligible ex-dividend date, so that the new multiplier equals the product of the then current multiplier and:

current price
(current price + base dividend – actual dividend)

Any downward adjustment to the multiplier may decrease the amount you receive upon maturity or upon redemption or repurchase. In no event, however, will the multiplier be reduced to less than zero.

Any upward adjustment to the multiplier may increase the amount you receive upon maturity or upon redemption or repurchase; provided that if the actual dividend is greater than or equal to the current price in (1) above or the excess of the actual dividend over the base dividend is greater than or equal to the current price in (3) above, the calculation agent shall determine how to adjust the multiplier.

As used above and determined by the calculation agent unless otherwise specified,

•

the “base dividend” is the amount of the dividend per share of common stock or exchange traded fund as specified in the relevant pricing supplement for each calendar quarter during the period from, but excluding, the date of the relevant pricing supplement to and including the applicable valuation date, subject to adjustment by the calculation agent in the event of certain events affecting the common stock or exchange traded fund, such as stock splits, reverse stock splits or reclassifications, as determined by the calculation agent (as described above);

•

an “eligible ex-dividend date” is the ex-dividend date corresponding to an ordinary cash dividend declared by the issuer of the common stock or exchange traded fund and occurring during the period from, but excluding, the date of the relevant pricing supplement to and including the applicable valuation date;

•

the “current price” is the closing price of the common stock or the exchange traded fund on the relevant exchange on the scheduled trading day on which the relevant multiplier adjustment becomes effective;

•

with respect to each eligible ex-dividend date, the “actual dividend” is the amount of dividend per share of common stock or exchange traded fund declared by the issuer of such common stock or exchange traded fund; provided, however, that if the amount of dividend actually paid differs from the declared amount (including if such declared dividend is not paid prior to the applicable valuation date), the calculation agent will readjust the multiplier to reflect the amount of dividend per share actually paid by the issuer of such common stock or exchange traded fund;

•

an “expected ex-dividend date” is each date that is specified in the relevant pricing supplement during the period from, but excluding, the date of the relevant pricing supplement to and including the applicable valuation date; and

•

with respect to each expected ex-dividend date, the “adjustment period” means a period beginning on the 46th calendar day after the previous expected ex-dividend date and ending on the 45th calendar day after the current expected ex-dividend date. Notwithstanding the above, the adjustment period of the first expected ex-dividend date shall begin immediately after the date of the relevant pricing supplement, and the adjustment period of the final expected ex-dividend date shall end on the applicable valuation date.

Discontinuance of an exchange traded fund

Please see the discussion under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the accompanying prospectus supplement for a description of the procedures to be taken by the calculation agent in the event that an exchange traded fund is discontinued.

Discontinuance of one or more relevant indices; Alteration of method of calculation

Please see the discussion under “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement for a description of the procedures to be taken by the calculation agent in the event that one or more relevant indices is discontinued or altered.

Market disruption events

Unless otherwise specified in the relevant pricing supplement, if the calculation agent determines that one or more market disruption events have occurred on the day that would otherwise be the applicable valuation date with respect to the common stock, the stock index, the exchange traded fund, any common stock included in a basket of common stocks or any stock index included in a basket of stock indices, as the case may be, or any equity security included in the calculation of the settlement value, or if that day is not a scheduled trading day with respect to such securities, the applicable valuation date will be postponed and the calculation agent will determine the settlement value on the next scheduled trading day on which no market disruption event occurs.

Unless otherwise specified in the relevant pricing supplement, if a market disruption event occurs on each of the eight scheduled trading days following the originally scheduled applicable valuation date, then that eighth scheduled trading day shall be deemed to be the applicable valuation date and the calculation agent shall determine the closing price or the VWAP, as applicable, of the affected common stock (including any common stock included in a basket of common stocks) or exchange traded fund or the closing level of the affected stock index (including any stock index included in a basket of stock indices), as applicable, that may be included in the calculation of the settlement value, based upon the calculation agent’s estimate of the market value of such securities, as of the close of trading on that eighth scheduled trading day. Postponement of the date that would otherwise be the applicable valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the applicable valuation date is postponed.

Market disruption events with respect to notes whose performance is linked to a common stock or a basket of common stocks

Please see the discussion under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement for a description of market disruption events applicable to notes whose performance is linked to a common stock or a basket of common stocks.

In the case of notes whose performance is linked to a basket of common stocks, a market disruption event with respect to such basket will occur if a market disruption event occurs with respect to any of the common stocks included in the basket (or other equity securities included in the calculation of the settlement value).

Market disruption events with respect to notes whose performance is linked to an exchange traded fund

Please see the discussion under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange Traded Funds” in the accompanying prospectus supplement for a description of market disruption events applicable to notes whose performance is linked to an exchange traded fund.

Market disruption events with respect to notes whose performance is linked to a stock index or a basket of stock indices

Please see the discussion under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” in the accompanying prospectus supplement for a description of market disruption events applicable to notes whose performance is linked to a stock index or a basket of stock indices.

In the case of notes whose performance is linked to a basket of stock indices, a market disruption event with respect to such basket will occur if a market disruption event occurs with respect to any of the stock indices included in the basket.

Events have occurred in the past that would constitute market disruption events. The existence or non-existence of such circumstances in the past, however, is not necessarily indicative of the likelihood of those circumstances arising or not arising in the future and Barclays Bank PLC cannot predict the likelihood of a market disruption event in the future.

Stock settlement

The relevant pricing supplement will specify whether and under what circumstances stock settlement at maturity or upon repurchase will be available.

In the case of notes whose performance is linked to a common stock, unless otherwise specified in the relevant pricing supplement, if and to the extent stock settlement is available, Barclays Bank PLC may, as applicable, (a) pay the amount due at maturity, subject to the following paragraph, by delivering, for each $1,000 principal amount of notes, a number of shares of the common stock having a value on the final valuation date equal to the greater of $1,000 and the alternative redemption amount, plus a payment in cash of any accrued but unpaid interest up to but excluding the stated maturity date, or (b) pay the amount due upon repurchase, subject to the following paragraph, by delivering, for each $1,000 principal amount of notes, a number of shares of the common stock having a value on the applicable valuation date equal to the alternative redemption amount, plus a payment in cash of any accrued but unpaid interest up to but excluding the repurchase date.

Upon the occurrence of certain events, or if the common stock issuer is involved in certain transactions, the number of shares of the common stock to be delivered may be adjusted and Barclays Bank PLC may, at its option, deliver, in lieu of or in addition to the common stock, cash and any other equity securities used in the calculation of the settlement value, all as described above under “—Settlement value—Adjustments to multipliers and to securities included in the calculation of the settlement value”.

If the calculations above result in fractional shares, Barclays Bank PLC will pay cash to you in an amount equal to the value of the fractional shares based upon the closing price or the VWAP, as applicable, of the common stock or such other equity securities, as the case may be, on the applicable valuation date.

If stock settlement at maturity or upon repurchase is available and Barclays Bank PLC elects such stock settlement option, Barclays Bank PLC will provide the trustee with not less than three business days’ prior written notice of such election.

Unless otherwise specified in the relevant pricing supplement, if stock settlement is available at the option of the holder of the notes and the noteholder elects such stock settlement option, such noteholder must provide the trustee with written notice of such election (1) no later than one business day prior to the final valuation date, in the case of stock settlement at maturity, or (2) in the notice of repurchase such holder sends to Barclays Bank PLC in the case of stock settlement upon repurchase.

If Barclays Bank PLC determines that it is prohibited from delivering shares of the common stock or other equity securities, as the case may be, or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due at maturity or upon repurchase in cash.

Because the settlement value will ordinarily be determined prior to the stated maturity date or the repurchase date, if the notes are settled with stock at maturity or upon repurchase, the effect to holders will be as if the notes matured or were repurchased prior to the stated maturity date or repurchase date, as the case may be. Thus, the value of the shares of the common stock and any other equity securities and cash that you receive at maturity or upon repurchase may be more or less than the amount you would have received had the notes not been stock settled as a result of fluctuations in the value of these securities during the period between the applicable valuation date and the stated maturity date or repurchase date. Consequently, it is possible that the aggregate value of the securities and cash that you receive at maturity or upon repurchase may be less than the amount you would have received had there not been stock settlement.

Unless the stock settlement option is specified in the relevant pricing supplement, Barclays Bank PLC will pay the amount due at maturity in cash.

Hypothetical returns

The relevant pricing supplement will include a table that will illustrate hypothetical rates of return on an investment in the notes described in the pricing supplement, calculated for a range of hypothetical settlement values, in each case assuming that the investment is held from the date on which the notes are first issued until the stated maturity date.

Any table setting forth hypothetical rates of return will be provided for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rates of return will depend entirely on the actual settlement value and the alternative redemption amount determined by the calculation agent. In particular, the actual settlement value could be lower or higher than those reflected in the table.

You should compare the features of a series of notes to other available investments before deciding to purchase the notes. Due to the uncertainty as to whether the alternative redemption amount, at maturity or upon repurchase or redemption, will be greater than $1,000 per $1,000 note or whether the notes will be redeemed prior to the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Barclays Bank PLC or by others and available through Barclays Capital Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

Role of calculation agent

Initially, Barclays Bank PLC will serve as the calculation agent for each series of notes. We may change the calculation agent after the original issue date of the notes without notice. The calculation agent will, in its sole discretion, make all determinations regarding the amount you receive at maturity, alternative redemption amounts, settlement values, multipliers, threshold values, market disruption events, valuation dates, successor indices, closing prices, volume-weighted average prices or closing levels of the common stock, stock index, exchange traded fund or basket, as the case may be, and the number of shares of the common stock you receive at maturity or upon repurchase, if the notes are stock settled, and any other calculations or determinations to be made by the calculation agent as specified herein or in the relevant pricing supplement.

Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Default amount on acceleration

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the note may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies.”

In any such case where the relevant pricing supplement provides for a stock settlement option, Barclays Bank PLC or the holders of the notes, as the case may be, will be deemed to have elected to pay or to be paid, as applicable, in cash and not in shares of the common stock (or shares of any other equity securities used in the calculation of the settlement value). See “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies” in the base prospectus.

Default Amount

The default amount for the notes on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, or any successor, or any other comparable rating then used by that rating agency.

COMMON STOCK INFORMATION

Information about the relevant stock issuers

In the case of notes whose performance is linked to a common stock or a basket of common stocks, Barclays Bank PLC will provide in the relevant pricing supplement summary information regarding the business of the issuers of such stocks based on their publicly available documents. In addition, information regarding an issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

In connection with any series of notes, neither Barclays Bank PLC nor any of its affiliates will have participated in the preparation of such documents or made any due diligence inquiry with respect to any issuer.

Neither Barclays Bank PLC nor any of its affiliates makes any representation that such publicly available documents are, or any other publicly available information regarding an issuer is, accurate or complete. Furthermore, Barclays Bank PLC and its affiliates cannot give any assurance that all events occurring prior to the date a series of notes is offered (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the trading prices of the stock of an issuer have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an issuer could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes. Neither Barclays Bank PLC nor any of its affiliates makes any representation to you as to the performance of any such issuer.

Barclays Bank PLC and/or its affiliates may presently or from time to time engage in business with any such issuer, including extending loans to, entering into loans with, or making equity investments in, an issuer or providing advisory services to the issuer, including merger and acquisition advisory services.

In the course of such business, Barclays Bank PLC and/or its affiliates may acquire non-public information with respect to such an issuer, and neither Barclays Bank PLC nor any of its affiliates undertakes to disclose any such information to you.

In addition, one or more of Barclays Bank PLC’s affiliates may publish research reports with respect to an issuer, and these reports may or may not recommend that investors buy or hold the common stock of the issuer. As an investor in a note, you should undertake an independent investigation of the issuers to whose common stocks the notes are linked as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical trading price information

In the case of notes whose performance is linked to a common stock or to a basket of common stocks, Barclays Bank PLC will provide historical price information on the common stock or the common stocks included in the basket, as the case may be, in the relevant pricing supplement. The historical prices of common stocks are not necessarily indicative of future performance. Barclays Bank PLC cannot assure you that the prices of the common stock or the common stocks included in the basket will increase enough so that the alternative redemption amount will be greater than $1,000.

INDEX INFORMATION

Information about the relevant indices

In the case of notes whose performance is linked to a stock index or a basket of stock indices, Barclays Bank PLC will provide in the relevant pricing supplement summary information regarding the relevant indices based on the index publishers’ publicly available documents. Barclays Bank PLC does not assume any responsibility for the accuracy or completeness of such information.

Historical information

In the case of notes whose performance is linked to a stock index or a basket of stock indices, Barclays Bank PLC will provide historical information on the index levels in the relevant pricing supplement. The historical levels of the stock index or stock indices included in the basket, as the case may be, are not necessarily indicative of future performance. Barclays Bank PLC cannot give you any assurance that the levels of the index or indices will increase sufficiently for you to receive an amount in excess of the principal amount of your note at maturity or upon redemption or repurchase.

In the case of notes whose performance is linked to a basket of stock indices, Barclays Bank PLC will provide historical information on the levels of the stock indices included in the basket in the relevant pricing supplement. The historical levels of the stock indices are not necessarily indicative of future performance. Barclays Bank PLC cannot give you any assurance that the levels of the stock index or the stock indices included in the basket will increase enough so that the alternative redemption amount will be greater than $1,000.

EXCHANGE TRADED FUND INFORMATION

Information about the exchange traded fund

In the case of notes whose performance is linked to an exchange traded fund, Barclays Bank PLC will provide in the relevant pricing supplement summary information regarding the exchange traded fund based on the exchange traded fund’s publicly available documents. Barclays Bank PLC does not assume any responsibility for the accuracy or completeness of such information.

Historical information

In the case of notes whose performance is linked to an exchange traded fund, Barclays Bank PLC will provide historical price information on the exchange traded fund in the relevant pricing supplement.

The historical prices of the exchange traded fund are not necessarily indicative of future performance. Barclays Bank PLC cannot give you any assurance that the price of the exchange traded fund will increase enough so that the alternative redemption amount will be greater than $1,000.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the notes and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

All or a portion of the proceeds to be received by us from the sale of a series of notes may be used by us or one or more of our affiliates before and immediately following the initial offering of the notes to acquire any common stock (including any common stock included in a basket of common stocks) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices) underlying the notes or the shares of common stock underlying any exchange traded fund underlying the notes, or the shares of any exchange traded fund underlying the notes, or other instruments related to the foregoing, as the case may be. We or one or more of our affiliates may also acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, these securities or any stock index (including any stock index included in a basket of stock indices) to hedge our obligations under the notes. The balance of the proceeds, if any, will be used for general corporate purposes. These hedging techniques will result in nominal transaction costs to us. See “Use of Proceeds and Hedging” in the prospectus supplement and “Use of Proceeds” in the base prospectus.

From time to time after the initial offering and before the maturity of the notes, depending on market conditions, including the market price of any common stock (including any common stock included in a basket of common stocks) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices) underlying the notes, or the shares of common stock underlying any exchange traded fund underlying the notes, or the shares of any exchange traded fund underlying the notes, or other instruments related to the foregoing, as the case may be, we expect that we or one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques. We or one or more of our affiliates may take long or short positions in these securities or other equity securities or in futures contracts or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to these securities, any stock index (including any stock index included in a basket of stock indices) or other equity securities. In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in notes from time to time and may hold or resell those notes.

To the extent that we have or one or more of our affiliates has a long hedge position in any common stock (including any common stock included in a basket of common stocks) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices) underlying the notes, or the shares of common stock underlying any exchange traded fund underlying the notes, or the shares of any exchange traded fund underlying the notes, or other instruments related to the foregoing, as the case may be, or other equity securities included in the calculation of the settlement value of a series of the notes, or futures or options contracts or other derivative or synthetic instruments related to these securities, any stock index (including any stock index included in a basket of stock indices) or other equity securities, we or one or more of our affiliates may liquidate a portion of their holdings at or about the time of the maturity of the notes, at or about the time of redemption or repurchase, or at or about the time of a change in the securities included in the calculation of the settlement value. Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the price of any common stock (including any common stock included in a basket of common stocks) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices) underlying the notes, or the shares of common stock underlying any exchange traded fund underlying the notes, or the shares of any exchange traded fund underlying the notes, or other instruments related to the foregoing, as the case may be, or other equity securities included in the calculation of the settlement value and, accordingly, increase or decrease the amount payable at maturity or upon redemption or repurchase. Although we have no reason to believe that any of those activities will have a material impact on the price of these securities or those other equity securities, these activities could have such an effect.

SUPPLEMENTAL TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. This discussion applies to you only if you purchase your notes at initial issuance and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion deals only with notes that have a term that exceeds one year and that are due to mature no more than 30 years from their date of issue. The U.S. federal income tax treatment of any notes that have a term of one year or less will be discussed in the applicable pricing supplement. In addition, this disclosure deals only with the U.S. federal income tax treatment of notes that are linked to a reference equity that (i) is publicly traded and (ii) is not Barclays Bank PLC or a party related to Barclays Bank PLC. The U.S. federal income tax treatment of such notes will also be discussed in the applicable pricing supplement.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the opinion of Sullivan & Cromwell LLP, counsel to Barclays Bank PLC, the notes will be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under these rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. The projected payment schedule will include, if applicable, the rate at which interest, if any, will be paid on the notes. These rules could possibly have the effect of requiring you to include amounts in income in respect of the notes prior to your receipt of cash attributable to that income, though you will not have to separately include in income the periodic interest payments, if any, that are made on the notes. Prospective purchasers can obtain the comparable yield and projected payment schedule of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101.

The amount of interest that you will be required to include in income in each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the original offering price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt instruments) less any noncontingent interest payments that have been made on the notes and the projected amount of any contingent payments previously made on the notes.

In addition to accruing interest income in accordance with the comparable yield provided by Barclays Bank PLC, you will be required to make adjustments (as described below) if the actual amount you receive in any taxable year differs from the projected payment schedule provided by Barclays Bank PLC.

If, during any taxable year, you receive actual payments with respect to your notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

You are required to use the comparable yield and projected payment schedule provided by Barclays Bank PLC in determining your interest accruals in respect of the notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes. Any Form 1099-OID accrued interest will be based on such comparable yield and projected payment schedule.

If you purchase the notes for an amount that differs from the notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If you purchase the notes for an amount that is less than the adjusted issue price of the notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the notes for an amount that is greater than the adjusted issue price of the notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Treatment Upon Sale, Redemption, Repurchase or Maturity. You will recognize gain or loss upon the sale, redemption, repurchase or maturity of the notes in an amount equal to the difference, if any, between the amount received at such time (including the fair market value of any common stock that you receive at such time) and your adjusted basis in the notes. In general, your adjusted basis in the notes will equal the amount you paid for the notes, increased by the amount of interest you previously accrued with respect to the notes (in accordance with the comparable yield for the notes), increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your notes under the rules set forth above and decreased by the amount of any noncontingent interest payment and the projected amount of any contingent payments previously made to you with respect to the notes. Any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be ordinary interest income. Any loss you may recognize upon the sale of the notes will be ordinary loss to the extent the interest you included as income in the current or previous taxable years in respect of the notes exceeded the total net negative adjustments you took into account as ordinary loss, and thereafter will be capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize that ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

If you receive shares of common stock upon the maturity or repurchase of the notes, your tax basis in such shares will equal the then-current fair market value of such shares. Your holding period for such shares will begin on the day following the maturity or repurchase of the notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. Although not free from doubt, an investment in the notes or a sale, redemption, repurchase or maturity of the notes should not generally be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale, redemption, repurchase or maturity of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the notes.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions (such as your notes), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the notes.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include (i) interest inclusions based on the comparable yield and projected payment schedule of the notes and (ii) gains from the sale, redemption, repurchase or maturity of the notes, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding Please see the discussion under “Certain U.S. Federal Income Tax Considerations – Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your notes.

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

All Asset Classes and Structures Under One RoofSM

Synthetic Convertible Product Supplement

Prospectus Supplement

Prospectus

May 27, 2011